 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549



Form 8-K



CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):

June 13, 1997



AMERICAN TIRE CORPORATION
----------------------------
(Exact name of registrant as specified in its charter)


          NEVADA                    33-94318-C             87-0535207
---------------------------- -----------------------  --------------------
(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



446 West Lake Avenue, Ravenna, Ohio  44266
------------------------------------------
(Address of principal executive office)



Registrant's telephone number, including area code: (330) 296-8778
                                                    --------------

N/A
------------------------------------------------------------
 (Former name or former address, if changed since last report)



PAGE

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On June 13, 1997, by the mutual agreement of the Registrant and the Registrant's principal auditor, Saltz, Shamis & Goldfarb, Inc., Certified Public Accountants ("SS&G"), the Registrant terminated its relationship with SS&G as its independent accountant and appointed as its independent accountant the firm Jones, Jensen & Company, Certified Public Accountants. This mutual decision to terminate SS&G's relationship was approved by the Registrant's board of directors.

     During the Registrants two most recent fiscal years ended June 30, 1995 and 1996, respectively (the "Prior Fiscal Years") and the interim period from July 1, 1996 through June 13, 1997 (the "Interim Period"), SS&G did not issue any adverse opinions or disclaimers of opinion or qualify or modify an opinion as to uncertainty, audit scope, or accounting principles, except for a modified opinion for each of the Prior Fiscal Years relating to the fact the Registrant was a "development stage enterprise" and its ability to continue as a "going concern". During the Prior Fiscal Years and the Interim Period, the Registrant has had no disagreement with SS&G as to any matter of accounting principles or practices, financial statements disclosure or auditing scope or procedure which, if not resolved to the satisfaction of SS&G, would have caused it to make reference to the subject matter of such disagreement in connection with its reports for the Prior Fiscal Years.

     There were no "Reportable Events" as such term is defined in Item 302 of Regulation S-K, during either (i) the Prior Fiscal Years or (ii) the Interim Period.

     The Registrant has requested that SS&G review the foregoing disclosures and provide a letter addressed to the Securities and Exchange Commission stating whether they agree with the above statements and, if not, stating in what respects they do not agree. SS&G's letter is included as an exhibit to this report on form 8-K.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

(b)(1)  Pro Forma Financial Statements.

     None.

(c)(1)  Exhibits.  The following exhibits are included as part of this report:

            SEC
Exhibit     Reference
Number      Number      Title of Document                        Location
-------     ---------   -----------------                        --------
  16         16.01      Letter from Saltz, Shamis &            This filing
                        Goldfarb, Inc. relating to its
                        termination as the Registrant's
                        independent auditors
PAGE

 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                          AMERICAN TIRE CORPORATION



Date:     June 13, 1997                      /S/Richard A. Steinke